Exhibit 10.8
                                 XL CAPITAL LTD
                       NONSTATUTORY STOCK OPTION AGREEMENT

                                 [Renewal Form]

                  THIS AGREEMENT, made and entered into as of the date of the ____ day of __________, 200_, by and between XL Capital Ltd, a Cayman Islands corporation (the "Company"), and ______________ (the "Employee");

                                   WITNESSETH:

                  WHEREAS, the Board of Directors of the Company is of the opinion that the interest of the Company will be advanced by granting an incentive to employees and by encouraging and enabling them to acquire stock ownership in the Company and assuring a close identity of their interests with those of the Company; and

                  WHEREAS, pursuant to the provisions of the 1991 Performance Incentive Program (the "Program") of the Company, the Committee (as defined in the Program) has authorized and directed the execution and delivery of this Agreement in the name of and on behalf of the Company;

                  NOW THEREFORE, the parties hereto agree as follows:

                  a. Subject and pursuant to all terms and conditions stated in this Agreement and in the Program, which is incorporated by reference into this Agreement and made a part hereof as though herein fully set forth, the Company hereby grants on the date set forth above to the Employee the right and option to purchase all or any part of the aggregate number of shares set forth below of Ordinary Shares of the Company, to be issued or transferred as provided in the Program at the option price per share set forth below. This option shall not be treated as an incentive stock option as defined in Section 422 of the Code.

                  Option to purchase ______________ shares, for _____________
per share.

                  One-third of such options shall become exercisable on each of the first three anniversaries of the date of grant; PROVIDED, HOWEVER, that the option shall be immediately exercisable in full in the event of a Change of Control or upon termination of the Employee's employment due to his or her death or Disability; PROVIDED FURTHER, HOWEVER, that the option
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shall become exercisable in full no later than 90 days prior to the date set forth in paragraph (d)(i) below.

                  b. The option herein granted may be exercised in whole or in part by the Employee giving written notice of exercise to the Treasurer of the Company stating the number of shares with respect to which the option is being exercised, in the form prescribed by the Treasurer, duly signed by the Employee. Such exercise shall be effective upon (1) receipt of such written notice by the Treasurer and (2) payment in full to the Company of the option price.

                  c. The Employee agrees (1) not to disclose any trade or secret data or any other confidential information acquired during employment by the Company or a subsidiary of the Company, during employment or after the termination of employment or retirement, (2) to abide by all the terms and conditions of the Program and such other terms and conditions as may be imposed by the Committee, and (3) not to interfere with the employment of any other employee of the Company or a subsidiary of the Company.

                  d. The options granted under this Agreement shall expire upon the first of the following events to occur:

                  (i)   _________________________________(1);

                  (ii) The third anniversary of the Retirement, death or Disability of the Employee;

                  (iii) Unless otherwise provided in an Employment Agreement between the Employee and the Company, the third anniversary of termination of the Employee's employment by the Company not for Cause within two years following a Change of Control (the "Post-Change Period");

                  (iv) Ninety days following termination of the Employee's employment by the Company not for Cause outside a Post-Change Period;


----------------------------
(1)      The 10th anniversary of grant of the original option.
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                                     - 3 -


                  (v) The last date of employment of the Employee if employment is terminated by the Company for Cause; or

                  (vi) Thirty days after the last date of employment of the Employee if employment terminates other than as set forth in (ii), (iii), (iv) or (v) of this paragraph d.

"Cause" shall mean:

         (A) conviction of the Employee of a felony involving moral turpitude or dishonesty;

         (B) the Employee, in carrying out his or her duties for the Company, has been guilty of (1) gross neglect or (2) willful misconduct; PROVIDED, HOWEVER, that any act or failure to act by the Employee shall not constitute Cause for this purpose if such act or failure to act was committed, or omitted, by the Employee in good faith and in a manner reasonably believed to be in the overall best interests of the Company. The determination of whether the Employee acted in good faith and that he or she reasonably believed his or her action to be in the Company's overall best interest will be in the reasonable judgment of the General Counsel of the Company or, if the General Counsel shall have an actual or potential conflict of interest, the Committee; or

         (C) the Employee's continued willful refusal to obey any appropriate policy or requirement duly adopted by the Company and the continuance of such refusal after receipt of notice.

                  e. Notwithstanding any provision in this Agreement or the Program to the contrary, in the event the Employee fails to continue to be the beneficial owner of at least _______ of the Shares received on exercise of the option to purchase _______ Shares granted to the Employee on ____________ for at least two years following such exercise, (i) this option shall terminate in full immediately upon the disposition of beneficial ownership of any of such Shares, and (ii) if the Employee has exercised all or any portion of this option prior to such a disposition of beneficial ownership of such Shares, the Employee shall immediately upon such disposition return to the Company, in cash, an amount equal to the excess of the fair market value of the Shares received on exercise of this option (determined at the time of exercise) over the exercise price.
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                  f. The Employee acknowledges that when the Employee is
required to recognize income for any tax purposes as the result of the exercise of an option to purchase shares pursuant to this Agreement, that such income may be subjected to the withholding of tax by the Company. The Employee agrees that the Company may either withhold an appropriate amount from any compensation or any other payment of any kind then payable or which may become payable to the Employee, or the Company may require the Employee to make a cash payment to the Company equal to the amount of withholding required in the opinion of the Company. In the event the Employee does not make such payment when requested, the Company may refuse to issue or cause to be delivered any shares under this Agreement entered into pursuant to the Program until such payment has been made or arrangements for such payment satisfactory to the Company have been made.

                  g. The Employee shall have no rights as a shareholder with respect to any Ordinary Shares subject to this option prior to the date of issuance to such Employee of a certificate or certificates for such shares.

                  h. The option herein granted may be assigned or otherwise transferred only in the following circumstances: (i) by will or the laws of descent and distribution; (ii) by valid beneficiary designation taking effect at death made in accordance with procedures established by the Committee; or (iii) by the Employee to members of his or her "immediate family," to a trust established for the exclusive benefit of solely one or more members of the Employee's "immediate family" and/or the Employee, or to a partnership pursuant to which the only partners are one or more members of the Employee's "immediate family" and/or the Employee. Any option held by the transferee will continue to be subject to the same terms and conditions that were applicable to the option immediately prior to the transfer, except that the option will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, "immediate family" means the Employee's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws, and relationships arising because of legal adoption.

                  i. This Agreement shall be binding upon and inure to the benefit of the Company and the Employee and their respective heirs, representatives and successors.
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                  j. The Employee, by execution of this Agreement, acknowledges receipt of the option granted on the date shown above, as well as a copy of the Program.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the date of grant set forth above.

ATTEST:                                             XL CAPITAL LTD



_______________________                             By:_________________________
WITNESS:



_______________________                             ____________________________
                                                    [Name of Employee]